UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2019

Cemtrex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37464	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30-30 47th Avenue. Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 8 – Other Events

Item 8.01 Other Events

As previously disclosed, on March 22, 2019, the Company entered into a Securities Purchase Agreement (the “SPA”) with an unaffiliated institutional investor (the “Investor”), pursuant to which the Company issued to the Investor 2,100 shares of Series B Redeemable Convertible Preferred Stock, stated value $500 per share (the “Preferred Stock”).

On April 22, 2019, the Company had submitted an application to commence arbitration proceedings with JAMS International (the “Arbitration”) pursuant to a mandatory arbitration clause contained in the SPA between the Company and Investor. The Company commenced the Arbitration to challenge the inaccurate conversion notices sent to the Company by the Investor under the SPA.

On April 23, 2019 the Company filed a petition for a temporary restraining order and preliminary injunction in aid of arbitration in the United States District Court for the Southern District of New York (the “Court”) against the Investor and the Company’s transfer agent, as a necessary party to the proceedings.

On April 24, 2019, the Court issued a temporary restraining order and ordered the Investor to appear on April 30, 2019 to show cause why an order for a preliminary injunction should not be issued preventing the conversion notices. The Company’s transfer agent complied with the court order and did not issue any conversion shares to the Investor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex, Inc.
Date: April 26, 2019

/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

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